EX.99(j)


       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our reports dated December 13, 2004, relating to the financial statements and financial highlights, which appear in the October 31, 2004 Annual Reports of the Heritage Series Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Certified Public Accounting Firm" in such Registration Statement.



Tampa, Florida
December 27, 2004


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP